SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              INFINITE GROUP, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      4.    Date Filed:

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

                              INFINITE GROUP, INC.

                                 2364 Post Road
                           Warwick, Rhode Island 02886

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 22, 2001

To the Stockholders of
Infinite Group, Inc.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Infinite Group, Inc. (the "Company") will be held on March 22, 2001 at 2:30 p.m. at Laser Fare Inc., One Industrial Drive, Smithfield, Rhode Island 02917, for the following purposes:

      1. To elect five directors to the Board.

      2. To consider and act upon a proposal to approve the issuance of up to 3,300,000 shares of the Company's common stock under an Equity Line of Credit Agreement, dated November 20, 2000, between the Company and Cockfield Holdings Limited.

      3. To ratify the appointment of independent auditors for 2000.

      4 To consider and take action upon such other matters as may properly come before the meeting or any adjournments thereof.

      The close of business on February 26, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                            By Order of the Board of Directors

                                            Daniel T. Landi, Secretary

Dated: February 27, 2001

                              INFINITE GROUP, INC.

                                 2364 Post Road
                           Warwick, Rhode Island 02886

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Infinite Group, Inc. (the "Company") of proxies in the form enclosed for the Annual Meeting of Stockholders to be held at the offices of Laser Fare, Inc., One Industrial Drive, Smithfield, Rhode Island 02917, on March 22, 2001 at 2:30 p.m. and for adjournment or adjournments thereof, for the purpose set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors (the "Board") knows of no other business, which will come before the meeting.

      All shares represented by each properly executed unrevoked proxy in time for the meeting will be voted as specified. In the absence of any specification, proxies will be voted (a) for the election of the five persons listed herein as nominees as directors, (b) for approval of the issuance of up to 3,300,000 shares of the Company's common stock under the Equity Line of Credit Agreement, dated November 20, 2000, between the Company and Cockfield Holdings Limited, (c) for ratification of the appointment of independent auditors for 2000, and (d) in the judgment of the Board, on any other matters which may properly come before the meeting. Any stockholder giving a proxy has the power to revoke the same at any time before it is voted.

      The approximate date on which this Proxy Statement and the accompanying form of proxy along with the Company's 1999 Annual Report will be mailed to the Company's stockholders is February 27, 2001. The principal executive officers of the Company are located at 2364 Post Road, Warwick, Rhode Island 02886.

                                VOTING SECURITIES

      Only stockholders of record at the close of business on February 26, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date there were issued and outstanding ________________ Common Shares. Each outstanding Common Share is entitled to one vote upon all matters to be acted upon at the meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with, except a certain Form 3, which was filed late by Bruce J. Garreau and a certain Form 4, which was filed late, by Clifford G. Brockmyre II.

      The following table, together with the accompanying footnotes, sets forth information, as of January 31, 2001, regarding stock ownership of all persons known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock, all directors and nominees, and all directors and executive officers of the Company as a group.

                                                           Shares of Common
                                                          Stock Beneficially         Percentage of
             Name of Beneficial Owner(1)                       Owned(2)                 Class(3)
------------------------------------------------------   ---------------------     -------------------
Clifford G. Brockmyre II                                     1,383,058(4)                34.49%
J. Terence Feeley                                              127,106(5)                3.56%
Bruce J. Garreau                                                97,000(6)                2.78%
Daniel T. Landi                                                 17,695(7)                  *
Thomas J. Mueller                                                5,000                     *
Brian Q. Corridan                                                2,500(8)                  *
William G. Lyons III                                             8,333(9)                  *
Michael S. Smith                                                10,333(10)                 *
All executive officers, and directors as a group (8
   persons)                                                  1,651,692(11)               39.41%
                                                         ---------------------     -------------------

--------------
*   less than 1%

5% Stockholders

Northeast Hampton Holdings, LLC(12)
PO Box 146
Boca Raton, FL 33429                                          497,106                   14.36%

Neptune Capital, Inc. (13)
 6119 Camino-de-la-Costa
 La Jolla, CA 92037                                           300,000                   8.49%

Cockfield Holdings, LLC (14)
 c/o Mischon deReya Solicitors
 21 Southhampton Row
 London WC1B 5HS England
 Attention: Kevin Gold                                        200,000                   5.46%

-------------------
** Less than 5%

(1) Unless otherwise indicated below, each director, executive officer and each 5% stockholder has sole voting and investment power with respect to all shares beneficially owned. The address of Mr. Brockmyre is c/o the Company, 2364 Post Road, Warwick, RI 02886.
(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants or upon the conversion of securities are deemed to be outstanding for the purpose of computing the percent of ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3) Assumes that all currently exercisable option or warrants or convertible notes owned by the individual have been exercised.
(4) Includes 20,000 shares owned by Mr. Brockmyre's wife as to which shares Mr. Brockmyre disclaims beneficial ownership, and 548,571 shares subject to currently exercisable warrants and options.
(5)   Includes 105,939 shares subject to currently exercisable options.
(6)   Includes 30,700 shares subject to currently exercisable options.
(7)   Includes 12,284 shares subject to currently exercisable options.
(8)   Includes 2,500 shares subject to currently exercisable options.
(9)   Includes 8,333 shares subject to currently exercisable options.
(10)  Includes 8,333 shares subject to currently exercisable options.
(11) Assumes that all currently exercisable options or warrants owned by members of the group have been exercised.
(12) This information was derived from the Schedule 13D and Form 4's filed by the reporting person.
(13) Includes 50,000 shares subject to currently exercisable warrants and 62,500 shares subject to a subscription agreement.
(14)  Includes 200,000 shares subject to currently exercisable warrants

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The Summary Compensation Table below includes, for each of the fiscal years ended December 31, 1999, 1998 and 1997 individual compensation for services to the Company and its subsidiaries paid to: (1) the Chief Executive Officer, and (2) the other most highly paid executive officers of the Company in Fiscal 1999 whose salary and bonus exceeded $100,000 (together, the "Named Executives").

                                                                                          Long-Term                All Other
 Name and Principal Position        Year              Annual Compensation              Compensation($)            Compensation
------------------------------     --------     --------------------------------     ---------------------     -------------------
                                                 Actual($)         Deferred($)
                                                -----------       -------------
Clifford G. Brockmyre               1999          163,096                --                 60,019                       --
President and Chief                 1998          175,000                --                  4,038                       --
Executive Officer                   1997          175,000                --                  4,038                       --

Bruce J Garreau (1)                 1999           51,714
Chief Financial and                 1998               --
Accounting Officer                  1997               --                --                 75,000                   $7,312

J. Terence Feeley                   1999          151,603             9,652                  1,731                       --
President Advanced                  1998          169,120            10,000                 56,928                       --
Technology Group                    1997          142,230             9,500                 23,462                       --

Daniel T. Landi                     1999          101,539                                    1,270
Secretary and Corporate             1999          110,000                --                  2,308                       --
Controller                          1998          110,000                --                  2,308                       --

-------------------
(1)   Mr. Garreau joined the Company in July, 1999.

Employment Agreements

      We have an employment agreement with Clifford G. Brockmyre II, our President and Chief Executive Officer, for a term expiring on June 30, 2003, which provides for an annual salary of $175,000 and various benefits. In addition to the compensation provided under the agreement, Mr. Brockmyre is eligible to participate in the Company bonus plan and is eligible for other bonuses as determined in the sole direction of the Board. The agreement also provides, among other things, that, if Mr. Brockmyre is terminated other than for cause (which is defined to include conviction of a crime involving moral turpitude, engaging in activities competitive with the Company, divulging confidential information, dishonesty or misconduct detrimental to the Company or breach of a material term of the agreement), the Company will pay to him a lump sum payment equal to the product of the sum of (i) the highest annual rate of salary paid to Mr. Brockmyre, and (ii) the highest annual bonus paid to or accrued to the benefit of Mr. Brockmyre during the Employment Term (as defined in the agreement) multiplied by 2. The agreement also provides for payments to Mr. Brockmyre in the event of his death or permanent disability.

      We have an employment agreement with Mr. J. Terence Feeley, President of the Advanced Technology Group, for a term expiring on July 1, 2002, which provides for an annual salary of $150,000 and various benefits. In addition to the compensation provided under the agreement, Mr. Feeley is eligible to participate in the Company bonus plan and is eligible for other bonuses as determined in the sole direction of the Board. The agreement also provides, among other things, that, if Mr. Feeley is terminated other than for cause (which is defined to include conviction of a crime involving moral turpitude, engaging in activities competitive with the Company, divulging confidential information, dishonesty or misconduct detrimental to the Company or breach of a material term of the agreement), the Company will pay to him a lump sum payment equal to the product of the sum of (i) the highest annual rate of salary paid to Mr. Feeley, and (ii) the highest annual bonus paid to or accrued to the benefit of Mr. Feeley during the Employment Term (as defined in the agreement) multiplied by 2. The agreement also provides for payments to Mr. Feeley in the event of his death or permanent disability.

      We have an employment agreement with Bruce J. Garreau, our Chief Financial and Accounting Officer, for a term expiring on October 1, 2002, which provides for an annual salary of $135,000 and various benefits including 10,000 shares of stock and 75,000 options, at $1.00 per share. This option vests and/or vested with respect to 1/3 of the shares on each of the six, twelve and eighteen month anniversary of the grant date. In addition to the compensation provided under the agreement, Mr. Garreau is eligible to participate in the Company bonus plan and is eligible for other bonuses as determined in the sole direction of the Board. The agreement also provides, among other things, that, if Mr. Garreau is terminated other than for cause (which is defined to include conviction of a crime involving moral turpitude, engaging in activities competitive with the Company, divulging confidential information, dishonesty or misconduct detrimental to the Company or breach of a material term of the agreement), the Company will pay to him a lump sum payment equal to the product of the sum of (i) the highest annual rate of salary paid to Mr. Garreau, and (ii) the highest annual bonus paid to or accrued to the benefit of Mr. Garreau during the Employment Term (as defined in the agreement) multiplied by 2.0. The agreement also provides for payments to Mr. Garreau in the event of his death or permanent disability.

      We have an employment agreement with Thomas M. O'Connor, president of our plastics group, for a term expiring on December 31, 2001, which provides for an annual salary of $125,000 and various benefits. In addition to the compensation provided under this agreement, Mr. O'Connor is eligible to participate in all executive bonus and option plans established for our senior executives.

Stock Options

      The following tables show certain information with respect to stock options granted in 1999 to Named Executives and the aggregate value at December 31, 1999 of all stock options granted to the Named Executives. All information contained in this tables and the description of the Stock Option Plans that follow gives effect to the one-for-five reverse stock split effected on February 16, 1999. Named Executives exercised no options during 1999.

                        Option Grants in Last Fiscal Year
--------------------------------------------------------------------------------

                                Individual Grants

                                                    Percent of
                                 Number of             Total
                                  Shares          Options/Granted     Exercise
                                Underlying         to Employees        price       Expiration
           Name               Options Granted     in Fiscal Year       ($/Sh)        Date
---------------------------   ----------------    ----------------    ---------    ----------
Clifford G. Brockmyre II           62,019              37.2%          $ 1.875        5/6/04

Bruce J. Garreau                   75,000              45.0%          $ 1.000       10/1/09

J. Terence Feeley                   1,730              1.04%          $ 1.875        1/4/04

Daniel T. Landi                     6,500              0.76%          $ 1.875        1/4/04

                      Aggregate 1999 Year End Option Values
--------------------------------------------------------------------------------

                             Number of Shares of Common
                                  Stock Underlying
                               Unexercised Options at             Value of Unexercised
                                    12/31/99 (#)            In-The-Money Options at 12/31/99*
Name                          Exercisable/Unexercisable      ($) Exercisable/Unexercisable
-------------------------    ----------------------------    -----------------------------
Clifford G. Brockmyre                81,689/11,406                      $--/--
Bruce J. Garreau                          0/75,000                      $--/28,125
J. Terence Feeley                    71,857/36,798                      $--/--
Daniel T. Landi                        6,317/3,801                      $--/--

--------------
* Based on December 31, 1999 Nasdaq closing price of $1.375.

Stock Option Plans

      We have stock option plans, which were adopted by our board and approved by our shareholders covering an aggregate of 2,172,926 unexercised shares of our common stock, consisting of both incentive stock options within the meaning of
Section 422 of the United States Internal Revenue Code of 1986 (the "Code") and non-qualified options. The option plans are intended to qualify under Rule 16b-3 of the Securities Exchange Act of 1934, and were registered under Form S-8 on May 4, 2000. Incentive stock options are issuable only to our employees, while non-qualified options may be issued to non-employees, consultants, and others, as well as to employees.

      The Option Plans are administered by the Compensation Committee of the Board, which determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option, and the option price. The members of this committee are eligible to receive 2,500 incentive options under the Directors' Option Plan, per year as approved by the shareholders.

      The per share exercise price of an incentive or non-qualified stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The aggregate fair market value (determined as of the date the option is granted) of the shares of Common Stock for which incentive stock options are first exercisable by any individual during any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him or her, more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive any incentive stock option under the Option Plans unless the option price is at least $110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

      An optionee may not transfer an incentive stock option other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which to exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, the option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

      Pursuant to our 1999 Stock Option Plan, each new non-employee director of the company is automatically granted, upon becoming a director, an option to purchase 7,500 shares of common stock at the fair market value of such shares on the grant date. In addition, each non-employee director shall automatically be granted an option to purchase 5,000 shares at the fair market value of such shares on the date of grant, on the date of our annual meeting of shareholders. Each such option shall vest 1/3 upon grant and 1/3 at the end of each subsequent year of service.

      Options under the Option Plans and Directors' Plan must be granted within 10 years from the effective date of each respective plan. Incentive stock options granted under the plan cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to greater than 10% stockholders are limited to four-year terms. All options granted under the plans provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options without making any additional cash investment.

      Any unexercised options that expire or that terminate upon an optionee's ceasing to be affiliated with the Company become available once again for issuance. As of January 31, 2001, we had outstanding stock options to purchase 984,429 shares of Common Stock under the Option Plans, including 17,000 shares to Michael S. Smith, 15,500 shares to William G. Lyons III, and 7,500 shares to Brian Q. Corridan under the Directors' Plan. These options are exercisable at prices ranging from $1.375 to $9.40 per share.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      None of the Directors serving on the Compensation Committee of our board is employed by the Company. In addition, none of our Directors or executive officers of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a member of our Board.

Directors Compensation

      Pursuant to our 1999 Stock Option Plan, each non-employee Director receives 5,000 stock options at the end of each year of service as a director. The Company does not pay a fee to directors for services rendered as directors. Each director is reimbursed for travel expenses incurred in connection with attendance at meetings of the Board and its committees.

Report of the Audit Committee of the Board of Directors

Membership and Role of the Audit Committee

      The Audit Committee consists of three outside members of the Company's Board of Directors. Each member of the Audit Committee is independent and possesses other qualifications as required by Nasdaq. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this Proxy Statement as Exhibit A.

      The primary function of the Audit Committee is to assist the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors.

Review of the Company's Audited Financial Statements for the Fiscal Year ended December 31, 1999

      The Audit Committee has reviewed, and by its Chairman has discussed with management, the audited financial statements of the Company for the fiscal year ended December 31, 1999. The Audit Committee has discussed with Freed Maxick Sachs & Murphy, P.C., the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures and the letter from Freed Maxick Sachs & Murphy, P.C., required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of Freed Maxick Sachs & Murphy, P.C., with that firm. Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 for filing with the SEC.

Submitted by:

Michael S. Smith, Chairman of the Audit Committee
William G. Lyons III
Brian Q. Corridan*

*Joined the Committee on November 19, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the period from January 1, 1998 through September 30, 2000, our president and chief executive officer loaned the Company an aggregate of $2,274,000, which bore interest at various interest rates. In consideration for these loans, our president was issued warrants to purchase 689,000 shares of common stock. As of September 30, 2000, the Company had repaid approximately $1,045,000 of the loans and approximately $809,000 had been converted into 556,000 shares of common stock.

      In May 2000, we completed a $500,000 private placement of Common Stock with Neptune Capital, Inc., at a price of $2.00 per share, of which $250,000 was paid in cash and the remainder is due in four equal installments (August 31, 2000, November 29, 20000, February 26, 2001 and May 26, 2001) with accrued interest at 10% per annum. In conjunction with the financing, we issued warrants to purchase 50,000 and 100,000 shares of Common Stock, at exercise prices of $1.625 and $2.00 per share, respectively, exercisable commencing on the first anniversary date of the warrant and expiring five years from the date of issuance.

      In October 2000, our president converted $242,064 of outstanding debt into 88,668 shares of common stock.

      We believe that the foregoing transactions, which involved affiliates, were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. As a matter of policy, in order to reduce the risks of self-dealing or a breach of the duty of loyalty to the Company, all transactions between the Company and any of its officers, directors or principal stockholders are for bona fide purposes and are approved by a majority of the disinterested members of the Board.

                              ELECTION OF DIRECTORS

      At the meeting, five Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying form of proxy will be voted for the election as Directors of the five persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named herein. Management has no reason to believe that any of the nominees will not be a candidate or unable or unwilling to serve as Directors, the proxy will be voted for the election of such person or persons as shall be designated by the Board.

      Clifford G. Brockmyre II. Mr. Brockmyre, age 59, has been a director of the Company since October 1994 and its President since October 1995. He has been involved with manufacturing since 1966. For over 27 years, he has been involved in the tooling, machining and manufacturing industries and was the 1992 Chairman of the 3000+ corporation member National Tooling and Machining Association. He developed the laser manufacturing liaison to the National Laboratories at Los Alamos, Sandia and Oak Ridge for Laser Fare. The Department of Energy has set up Laser Fare as a model for technology transfer under its

Small Business Initiative. Mr. Brockmyre serves on the Rhode Island State Economic Advisory Council, a position to which he was appointed by the Governor of Rhode Island.

      Brian Q. Corridan. Mr. Corridan, age 52, became a director in June 2000 and is a member of the audit and compensation committees. Since 1994, he has been president of Corridan & Co. after founding the privately owned full service investment firm registered with the SEC, NYSE and NASD. He has served as a Registered Representative with Prudential Securities, Tucker Anthony-R.L., Day, and Kidder Peabody & Co. Mr. Corridan received his BA from Stonehill College, and is a graduate of the Naval Officers Candidate School in Newport. Also, he is a director of Health New England, serves on the Finance Committee of Baystate Health System, and as a Trustee for several civic and educational organizations, including Our Lady of Elms College and Springfield Technical Community College Assistance Corporation.

      J. Terence Feeley. Mr. Feeley, age 50, has been a director of the Company since March, 1999 and the President of the Laser Fare -- Advanced Technology Group since 1994. He was the co-founder, President and CEO of Laser Fare prior to it being acquired by the Company. Mr. Feeley is the President of the Laser Institute of America, the author of over 50 papers on laser technology and the co-editor of three books in the area of laser based rapid manufacturing. Mr. Feeley received a BA from the University of Rhode Island.

      William G. Lyons III. Mr. Lyons, age 43, became a director of the Company in December 1998 and is a member of the audit and compensation committees. Mr. Lyons is president of Third Generation Consultants, LLC and chairman of Blackstone Medical, Inc. He was previously employed by Brimfield Precision, Inc., from 1981 through 1998, a manufacturer of surgical instruments and orthopedic implants in various capacities including President and Chief Executive Officer. Mr. Lyons received a B.S. in Mechanical Engineering -- Material Science from the University of Connecticut and a M.S. in Biomedical Engineering from Hartford Graduate Center/Rensselaer Polytechnical Institute.

      Michael S. Smith. Mr. Smith, age 46, became a director of the Company in 1995 and is a member of the Audit and Compensation Committee. Mr. Smith is the President and CEO of Micropub Systems International, Inc., a brewery system manufacturer.. From October 1992 through January 1997, Mr. Smith was the Managing Director of Corporate Finance of H.J. Meyers & Co., an investment banking firm, and was general counsel of such firm from May 1991 through May 1995. Mr. Smith was associated with the law firm of Harter, Secrest & Emery from 1987 until 1991. Mr. Smith received a B.A. from Cornell University and a J.D. magna cum laude from Cornell University School of Law.

      During the year ended December 31, 2000, the Board held 4 meetings. Each director standing for re-election, who was a member of the Board at such time, attended at least 75% of such meetings. The Board maintains an Audit Committee comprised of Messrs. Corridan, Lyons and Smith and a Compensation Committee comprised of Messrs. Corridan, Lyons and Smith.

      The Audit Committee approves the selection of the Company's auditors and meets and interacts with the auditors to discuss questions in regard to the Company's financial reporting. They assist the Board in fulfilling its responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Company, and quality and integrity of the financial reports of the Company. The Compensation Committee evaluates the performance of the Company's executive employees and determines the salaries and other compensation payable to such persons. Each such Committee met twice during the fiscal year with all members present.

      The affirmative vote of holders of a plurality of the shares of Common Stocks present or represented at the Annual Meeting is required for the election of directors.

       The Board recommends a vote FOR the election of foregoing nominees.

               Proposal to approve the issuance of up to 3,300,000
                   shares of the Company's common stock under
                  the Equity Line of Credit Agreement, between
                   THE Company and Cockfield Holdings Limited

      On November 20, 2000 we entered into an equity line of credit agreement with Cockfield Holdings Limited ("Cockfield"). The purpose of the equity line of credit is to provide us with a source of funding for our current activities and for the development of our current and planned products. The equity line of credit agreement establishes what is sometimes referred to as an equity drawdown facility. Under the equity line of credit agreement we have the right to sell to Cockfield up to 3,000,000 shares of our common stock. An additional 300,000 shares are issuable upon the exercise of warrants, which were granted to Cockfield and Jesup & Lamont in connection with the equity line of credit agreement. The total number of shares to be issued, 3,300,000, represented approximately 95% of our issued and outstanding common stock as of January 31, 2001.

      Under the equity line of credit agreement, Cockfield has agreed to purchase up to 3,000,000 shares of our common stock during a 36-month period. During this period, we may request a drawdown under the equity line of credit by selling shares of our common stock to Cockfield, and Cockfield will be obligated to purchase the shares we put to them. The minimum amount we can draw down at any one time is $200,000. The maximum amount we can draw down at any one time will be determined at the time of the drawdown request under a formula contained in the equity line of credit agreement, but cannot be more than $5,000,000. We may request a drawdown once every 20 trading days, although we are under no obligation to request any drawdowns.

      In order to exercise our drawdown rights under the equity line of credit agreement, we must have an effective registration statement on file with the Securities and Exchange Commission registering the resale of the shares of our common stock that may be sold to

Cockfield. We must also give at least 20 business days advance notice to Cockfield of the date on which we intend to exercise a particular put right and we must indicate the maximum number of shares of our common stock that we intend to sell to Cockfield. At our option, we may also designate a maximum dollar amount of our common stock that we will sell under the put and/or a minimum purchase price per share at which Cockfield may purchase shares under the put. The maximum amount may not to exceed the lesser of a) $5,000,000 or b) fifteen percent (15%) of the weighted average price of our common stock during the 20 trading days immediately prior to the put date, multiplied by the total trading volume of our common stock during the 20 trading days immediately prior to that date.

      During the 20 trading days following a drawdown request, we will calculate the number of shares that we will sell to Cockfield and the price per share. The purchase price per share of common stock will be at a discount to the daily volume weighted average price of our common stock during the 20 trading days immediately following the drawdown date. On each of the 20 trading days during the calculation period, the number of shares to be purchased by Cockfield will be determined by dividing 1/20th of the drawdown amount by the purchase price on each trading day. If we designate a minimum purchase price in our drawdown request and the daily volume weighted average price for our common stock on any trading day during the 20 trading day calculation period is below the minimum threshold price, and Cockfield elects not to purchase shares at the minimum threshold price, then the drawdown amount will be reduced by 1/20th.

      For each share of our common stock, Cockfield will pay us 87.5% of the volume weighted market price for a share of our common stock during the 20-day trading period following the exercise of a put. The percentage will increase to 90% if we move our principal market to the Nasdaq National Market or to 91% if we move our principal market to the New York Stock Exchange. It will decrease to 84% if our common stock is delisted from the Nasdaq SmallCap Market. Market price is defined as the volume weighted average price for our common stock (as reported by Bloomberg Financial LP using its VAP function) on its principal market during the pricing period. The pricing period is defined as the 20 day trading period immediately prior to the day we exercise our put right.

      Cockfield will pay for the shares on the 22nd trading day following the drawdown request. We will receive the purchase price less a brokerage fee payable to Jesup & Lamont ranging between 4.25% and 4.75% of the aggregate purchase price, depending on the dollar volume of the transaction. Jesup & Lamont is the placement agent that introduced Cockfield to us and is a registered broker-dealer.

      At the closing of each drawdown, we will grant to Cockfield warrants to purchase a number of shares of our common stock equal to 33% of the number of shares purchased by Cockfield at the closing of the drawdown. These unit warrants will expire one day after they are granted and will have an exercise price equal to the weighted average of the purchase price of a share of our common stock purchased at the closing of each drawdown. The 3,000,000 shares available under the equity line of credit will be reduced by the number of shares issued as a result of the exercise of these unit warrants.

      The equity line of credit agreement prevents us from drawing down funds and issuing the corresponding shares of common stock to Cockfield if the issuance would result in Cockfield beneficially owning more than 9.9% of our then outstanding shares of common stock. In addition, the listing requirements of the Nasdaq SmallCap Market prohibit us from issuing 20% or more of our issued and outstanding shares of common stock in a single transaction or series of related transactions at a price less than the greater of market value or book value unless we get stockholder approval.

      As consideration for establishing the equity line of credit, we granted to Cockfield warrants to purchase up to 200,000 shares of our common stock. As consideration for the services rendered by Jesup & Lamont as placement agent in connection with the equity line of credit, we granted to Jesup & Lamont warrants to purchase up to 100,000 shares of our common stock. These warrants, covering 300,000 shares of our common stock, are exercisable at any time prior to November 20, 2003, for $3.135 per share. If the 300,000 warrants are exercised in full, we would receive gross proceeds of $940,500. However, neither Cockfield nor Jesup & Lamont are obligated to exercise the warrants.

      This proposal is being submitted to shareholders for approval pursuant to the Nasdaq SmallCap corporate governance rules which requires Shareholder approval prior to the issuance of shares of our common stock in a transaction other than a public offering involving the sale, issuance or potential issuance of a number of shares equal to or in excess of 20% of the shares then outstanding at a price per share less than the greater of book or market value. The Board believes that the equity line of credit affords the Company maximum flexibility in funding our current activities and for the development of our current and planned products.

      The affirmative vote of holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the approval to issue up to 3,300,000 shares of our Common Stock under the equity line of credit agreement with Cockfield Holdings Limited.

      The Board recommends a vote FOR approval of the issuance of up to 3,300,000 shares of the Company's common stock under the Equity Line of Credit Agreement between the Company and Cockfield Holdings Limited.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The directors propose that the stockholders ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for 2000. Freed Maxick Sachs & Murphy, P.C. were the Company's independent auditors for 1999. Freed Maxick Sachs & Murphy, P.C. merged with McGladrey & Pullen, LLP on November 1, 2000. The report of Freed Maxick Sachs & Murphy, P.C. with respect to the Company's financial statement appears in the Company's annual report on Form 10-KSB for such year. A representative of McGladrey & Pullen, LLP. will be at the annual meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the directors will consider it a directive to consider other auditors for the subsequent year.

      The affirmative vote of holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of appointment of independent auditors.

      The Board recommends a vote FOR the approval of McGladrey & Pullen, LLP as the Company's independent auditors for 2000.

                                  MISCELLANEOUS

Other Matters

      The management of the Company does not know of any matters other than those stated in the Proxy Statement, which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such other matters is conferred by such proxies upon the persons voting them.

      The Company expects representatives of McGladrey & Pullen, LLP, the Company's independent auditors, to be available at the Annual Meeting to respond to pertinent questions of stockholders.

Solicitation of Proxies

      The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material, which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expenses in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and telegraph.

Reports and Financial Statements

      The Company's Annual Report for the year ended December 31, 2000 including Audited Financial Statements and the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2000 are included with this proxy material. Management's Discussion and Analysis, the Report of Independent Certified Public Accountants and the Audited Financial Statements contained in the Company's Annual Report and the Form 10-Q Report are incorporated herein by reference and are considered part of this soliciting material.

      A copy of the Company's Annual Report on Form 10-KSB, without exhibits, will be provided without charge to any stockholder submitting a written request. Such request should be addressed to Infinite Group, Inc., 2364 Post Road, Warwick, Rhode Island 02886, Att: Secretary.

Shareholder Proposals

      All proposals of stockholders intended to be included in the proxy statement to be presented at the 2001 Annual Meeting of Stockholders must be received at the Company's executive offices no later than April 15, 2001 and should be directed to the Secretary of the Company.

                                             By Order of the Board of Directors

                                             Daniel T. Landi, Secretary

Dated: February 27, 2001

                                   Exhibit A-

                              Infinite Group, Inc.
                             Audit Committee Charter
                    Audit Committee of the Board of Directors

Composition

      The Audit Committee shall be composed of at least three outside directors who are independent (as defined below) of the management of the company and are free of any relationship that would interfere with their exercise of independent judgment as a committee member. The Audit Committee must consist of directors who are financially literate and at least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Independent Directors

      The relationships that disqualify a director from being considered "independent" for purposes of serving as a member of the audit committee are, if among other things, he or she has:

      o Been employed by the corporation or its affiliates in the current or past three years;

      o Accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

      o An immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

      o Been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

      o Been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

Objective of the Audit Committee

      The Audit Committee shall assist the board of directors in fulfilling its responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of the financial reports of the company.

Specific Responsibilities of the Audit Committee

      In fulfilling its objective, the Audit Committee shall have the responsibility with respect to:

The Company's Risk and Control Environment:

      o To review management's overview of the risks, policies, procedures and controls surrounding the integrity of financial reporting and, particularly, the adequacy of the company's controls in areas representing significant financial and business risks;

      o To review, with the company's counsel, legal matters, including litigation, compliance with securities trading policies, the foreign corrupt practices act and other laws, having a significant impact on the company's business or its financial statements, and

      o To investigate and matter brought to its attention within the scope of its duties, and retain outside counsel for this purpose if, in its judgment, that is appropriate;

The Hiring and Firing of and Relationship with the Independent Accountants:

      o To participate, on behalf of the board of directors, in the process by which the company selects the independent accountants to audit the company's financial statements, evaluate annually the effectiveness and objectivity of such accountants, and recommend the engagement or replacement of independent accountants to the board of directors;

      o To have an open line of communications with the independent accountants, who shall have ultimate accountability to the board of directors and the audit committee, as representatives of the shareholders;

      o To approve the fees and other compensation paid to the independent accountants; and

      o To review the independence of the independent accounts prior to engagement, annually discuss with the independent accountants their independence annually based upon the written disclosures and the letter from the independent accountants required by Independent Standards Board Standard and discuss with the board of directors any relationship that may adversely affect the independence of the independent accountants.

The Financial Reporting Process:

      o To meet with the independent accountants and the financial management of the company with respect to major changes to the company's auditing and accounting principles;

      o To meet with the independent accountants and the financial management of the company together and separately with the independent accountants (a) prior to the performance by the independent accountants of the audit to discuss the scope of the proposed audit for the current year and the audit procedures to be utilized; and (b) at the conclusion of the audit to discuss (i) the independent accountants' judgments about the quality, not just the acceptability, of the company's accounting principles as applied in its financial reporting, the consistency of application of the company's accounting policies and the clarity, consistency, and completeness of the entity's accounting information contained in the financial statements and related disclosures, (ii) the adequacy and effectiveness of the accounting and financial controls of the company and any recommendations for improvement of such internal control procedures or for new or mere detailed controls or procedures of the company, (iii) any other results of the audit, including any comments or recommendations, and (iv) the views of the independent accountants with respect to the financial, accounting, and auditing personnel and the cooperation that the independent accountants received during the course of the audit;

      o To review and discuss with the independent accountants and the financial management of the company the company's financial results before they are made public. In general, the chairman of the audit committee man represent the entire committee with respect to the review and discussions about interim financial results; and

      o To review other reports submitted by the company to any governmental body or the public, including any certification, reports, opinion or review rendered by the independent accountants;

Other Responsibilities of the Audit Committee:

      o     To review and update periodically the charter for the Audit
            Committee:

      o To review, assess, and approve or disapprove conflicts of interest and related-party transactions;

      o To review accounting and financial human resources and succession planning within the company;

      o To meet at least four times annually, or more frequently as circumstances dictate;

      o To report to the board of directors the matters discussed at each committee meeting;

      o To assess the performance of the audit committee members through a self-assessment process, led by the chairman of the committee; and

      o To keep an open line communication with the financial and senior management, the independent accountants, and the board of directors.

                       SOLICITED BY THE BOARD OF DIRECTORS
                              INFINITE GROUP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                 March 22, 2001

PROXY

      The undersigned stockholder of Infinite Group Inc. (the "Company") hereby appoints Clifford G. Brockmyre and Kenneth S. Rose and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on March 22, 2001, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting of Stockholders of the Company, in accordance with and as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

                                   SEE REVERSE
              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

|X| Please mark votes as in this example.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1.   Election of Directors:

        Nominees:                           FOR       WITHHOLD
        Clifford G. Brockmyre II            |_|         |_|
        Brian Q. Corridan                   |_|         |_|
        J. Terence Feeley                   |_|         |_|
        William G. Lyons III                |_|         |_|
        Michael S. Smith                    |_|         |_|

                                                 FOR        AGAINST      ABSTAIN

2.      Proposal to approve the issuance         |_|          |_|          |_|
        of up to 3,300,000 shares of the
        Company's common stock under the
        Equity Line of Credit Agreement

3.      Ratify the appointment of                |_|          |_|          |_|
        McGladrey & Pullen, LLP as
        independent auditors.

MARK HERE FOR                                      MARK
ADDRESS CHANGE     |_|                             HERE FOR    |_|
AND NOTE BELOW                                     COMMENTS

Please sign exactly as your name appears on stock certificate. If acting as attorney, executor, trustee, guardian or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If held jointly, both parties must sign and date.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature:____________________________________  Date:______________________

Signature:____________________________________  Date:______________________